Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

January 26, 2012

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, California 92123

Re:	Registration of Securities of Overland Storage, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Overland Storage, Inc., a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2012 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among others, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of 5,000,000 shares of the Company’s common stock, no par value per shares (the “Common Stock”). Such shares of Common Stock are referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Amended and Restated Articles of Incorporation of the Company, as amended, as presently in effect (the “Articles of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, as amended, as presently in effect (the “Bylaws”); and

(iv)	certain resolutions of the Board of Directors of the Company (the “Board of Directors”) adopted at a meeting duly held on November 15, 2011 (the “Board Resolutions”) relating to the issuance and sale of the Securities, the preparation and filing of a Registration Statement on Form S-3 (including pre- and post-effective amendments thereto) and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that either California or New York law will be chosen to govern the Warrant Agreements and that such choice is a valid and legal provision. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of such Security in accordance with the Board Resolutions and such authorization has not been modified or rescinded, (ii) the Registration Statement’s effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and (iv) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of the issuance and sale of any Security have been duly established in conformity with the Articles of Incorporation and the Bylaws and that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	When certificates representing the Securities in the form required under the California Corporations Code have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners and (ii) if the Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities has been duly authorized, executed and delivered by each party thereto, the issuance and sale of such Securities will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

The law covered by this opinion is limited to the present law of the State of California and the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

O’MELVENY & MYERS LLP